Exhibit 99.1

Caliber Announces Expansion of Capital Markets Initiatives

Hires Skyway Capital Markets for Managing Dealer Services

SCOTTSDALE, Ariz., June 1, 2023 – (BUSINESS WIRE) – CaliberCos Inc. (NASDAQ: CWD), a leading vertically integrated alternative asset manager, today announced it has engaged with Skyway Capital Markets, which is serving as the exclusive managing broker dealer for the primary investment products in Caliber’s funds marketed by Caliber’s internal wholesale team to the Registered Investment Advisor (RIA) and independent broker-dealer channels. Caliber has employed additional dedicated sales professionals, significantly expanding its access to capital for its funds in these important channels, enabling the company to accelerate growth in its assets under management (AUM).

Skyway’s middle market focus and experience in the RIA and independent broker-dealer channels make it an ideal association for Caliber. Skyway’s Managing Dealer services include new product development, wholesaling team structure, marketing, transaction processing, due diligence and investor relations.

"This partnership is another important step in executing on our strategic plan for growth and value creation," said Chris Loeffler, CEO of CaliberCos Inc. "Caliber has a long history of success in collaborating with industry experts to build our business and further our mission of making alternative investments broadly accessible to investors of all types. This strategic initiative provides Caliber with the opportunity to grow and expand our reach by introducing our unique investment products and funds to a broader group of potential investors. We also expect to benefit from Skyway’s deep knowledge of the middle market and insights into the specific product needs of RIAs and independent broker dealers."

About CaliberCos Inc.

Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

About Skyway Capital Markets

Founded in 2002, Skyway Capital Markets is a nationwide, market-leading, award winning investment banking firm that works with middle market companies, public and private, to deliver customized financial advisory services. The investment banking team has raised more than $3 billion in public and private investment banking transactions. The managing broker-deal group facilitates the entire broker dealer process from initial due-diligence to distribution, utilizing a robust platform. Skyway Capital Markets is headquartered in Tampa, Florida and is a member of FINRA and SIPC. For additional information, please visit www.skywaycapitalmarkets.com.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

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Contacts

Caliber:

Samantha Vrcic

+1 480-295-7600

Samantha.vrcic@caliberco.com

Media Relations:

Kelly McAndrew

Financial Profiles

+1 203-613-1552

KMcAndrew@finprofiles.com